Exhibit 99.1

Consolidated Financial Statements and

Report of Independent Certified Public Accountants

Magellan Biosciences, Inc. and Subsidiaries

December 31, 2015

Report of Independent Certified Public Accountants
Board of Directors and Stockholders Magellan Biosciences, Inc. and Subsidiaries

We have audited the accompanying consolidated financial statements of Magellan Biosciences, Inc. (a Delaware Corporation) and Subsidiaries, which comprise the consolidated balance sheet as of December 31, 2015 and the related consolidated statement of income and comprehensive income, stockholders’ equity, and cash flows for the year then ended and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Magellan Biosciences, Inc. and Subsidiaries as of December 31, 2015 and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Cleveland, Ohio

June 6, 2016

2

Magellan Biosciences, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEET

December 31, 2015

(in thousands, except share and per share data)

ASSETS

2015
CURRENT ASSETS
Cash and cash equivalents	$2,853
Accounts receivable, net of allowance for doubtful accounts of $32 at December 31, 2015	1,608
Accounts receivable – related party	43
Inventories, net	1,276
Prepaid expenses and other current assets	244
Deferred taxes	106

Total current assets	6,130

PROPERTY, PLANT AND EQUIPMENT, NET	1,901

OTHER ASSETS
Goodwill	3,647
Deferred taxes	1,264
Other assets	417

Total other assets	5,328

Total Assets	$13,359

LIABILITIES AND STOCKHOLDERS’ EQUITY

2015
CURRENT LIABILITIES
Accounts payable	$634
Accrued expenses	549
Deferred revenue and other current liabilities	176

Total current liabilities	1,359

Warrants	401
Other long-term liabilities	27

Total liabilities	1,787

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value; 87,264,153 shares authorized; 2,863,731 shares issued and outstanding at December 31, 2015	29
Series A Convertible Preferred stock, $.01 par value; 68,761,691 shares authorized; 63,917,941 shares issued and outstanding at December 31, 2015 (liquidation value of $72,105 at December 31, 2015)	639
Series A-1 Junior Convertible Preferred Stock, $.01 par value; 3,802,149 shares authorized, issued and outstanding (liquidation value of $2,931 at December 31, 2015)	38
Additional paid-in capital	45,045
Accumulated deficit	(34,179)

Total stockholders’ equity	11,572

Total Liabilities and Stockholders’ Equity	$13,359

The accompanying notes to consolidated financial statements are an integral part of this statement.

Magellan Biosciences, Inc. and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME

For the year ended December 31, 2015

(in thousands)

2015
Net sales	$16,471
Cost of sales	6,553

Gross profit	9,918

Operating expenses:
Selling, general and administrative	5,747
Research and development	1,326

Total operating expenses	7,073

Operating income	2,845

Other income (expense):
Warrant fair value adjustment	111
Other expense	(74)

37

Income before income taxes	2,882

Income tax provision	925

NET INCOME AND COMPREHENSIVE INCOME	$1,957

The accompanying notes to consolidated financial statements are an integral part of this statement.

Magellan Biosciences, Inc. and Subsidiaries

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the year ended December 31, 2015

(in thousands, except share and per share data)

	Common Stock		Series A Convertible Preferred Stock		Series A-1 Junior Convertible Preferred Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2015	2,863,731	$29	63,917,941	$639	3,802,149	$38	$45,045	$(36,136)	$9,615
Net income	—	—	—	—	—	—	—	1,957	1,957

Balance at December 31, 2015	2,863,731	$29	63,917,941	$639	3,802,149	$38	$45,045	$(34,179)	$11,572

The accompanying notes to consolidated financial statements are an integral part of this statement.

Magellan Biosciences, Inc. and Subsidiaries

CONSOLIDATED STATEMENT OF CASH FLOWS

For the year ended December 31, 2015

(in thousands)

2015
Cash Flows from Operating Activities:
Net income	$1,957
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	593
Loss on disposal of fixed assets	12
Deferred tax benefit	866
Warrant fair value adjustment	(111)
Changes in operating assets and liabilities:
Accounts receivable	(207)
Inventories	(92)
Prepaid expenses and other current assets	(253)
Accounts payable	56
Accrued expenses and other current liabilities	(331)

Net cash provided by operating activities	2,490

Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(564)

Net cash used in investing activities	(564)

Cash Flows from Financing Activities:
Net cash used in financing activities	—

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,926

Cash and cash equivalents at beginning of year	927

Cash and cash equivalents at end of year	$2,853

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$4

Income taxes paid, net of refunds	$194

The accompanying notes to consolidated financial statements are an integral part of this statement.

Magellan Biosciences, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015

(in thousands, except share and per share data)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Principles of Consolidation

Magellan Biosciences, Inc. (“Magellan” or the “Company”) is incorporated under the laws of the State of Delaware. The consolidated financial statements reflect the financial position and results of continuing operations of Magellan and its wholly-owned subsidiary, Magellan Diagnostics, Inc. (“MDX”, also formerly known as Magellan Biosciences Point-of-Care, Inc. and ESA Biosciences, Inc.). All significant intercompany transactions and balances have been eliminated in consolidation.

MDX designs, manufactures and sells point of care instruments and kits used in the healthcare industry. The Company sells primarily to customers throughout the United States, Canada and Europe.

Cash and Cash Equivalents

For the purpose of the consolidated statement of cash flows, the Company considers investments and interest-bearing deposits with original maturities of three months or less to be cash equivalents. The Company maintains its cash balances in various financial institutions. These balances at times exceed federally insured limits. No losses have been experienced on such bank deposits, repurchase agreements or money market funds. The Company does not believe that it is subject to any unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

Revenue Recognition and Accounts Receivable

Revenue is recognized after all significant obligations have been met, collectability is probable and title has passed, which typically occurs upon shipment or delivery or completion of services. If customer-specific acceptance criteria exists, the Company recognizes revenue after demonstrating adherence to the acceptance criteria. The Company recognizes revenue and related costs for arrangements with multiple deliverables, such as equipment and installation, as each element is delivered or completed based upon its relative fair value. If fair value is not available for any undelivered element, revenue for all elements is deferred until delivery is completed. When a portion of the customer’s payment is not due until installation or acceptance, the Company defers that portion of the revenue until completion of installation or acceptance has been obtained. Revenues for training are deferred until the service is completed. Revenues for extended service contracts are recognized ratably over the contract period. Provisions for discounts, warranties, rebates to customers, returns and other adjustments are provided for in the period the related sales are recorded.

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company evaluates the need for an allowance for doubtful accounts by assessing past collection history as well as general economic and credit conditions. Account balances are charged off against the allowance when the Company believes it is probable the receivable will not be recovered. The Company does not have any off-balance-sheet credit exposure related to customers.

Magellan Biosciences, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

Year ended December 31, 2015

(in thousands, except share and per share data)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

For the year ended December 31, 2015, the Company had three customers that individually accounted for approximately 24%, 16% and 16%, respectively, of the Company’s net sales and two customers that individually accounted for 28% and 18%, respectively, of the Company’s accounts receivables.

Deferred revenue and other current liabilities in the accompanying consolidated balance sheet consists of unearned service contracts, which will be recognized ratably over the term of the contracts or upon the Company reaching certain milestones. Substantially all deferred revenue in the 2015 consolidated balance sheet will be recognized within one year.

Inventories

Inventories are valued at the lower of cost, determined by using the first-in, first-out (FIFO) method, or market.

Property, Plant and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided using the straight-line method over estimated useful lives. Maintenance and repairs are expensed when incurred. Depreciation expense was $548 for the year ended December 31, 2015.

Goodwill and Intangible Assets

The Company accounts for goodwill and other intangible assets in accordance with prevailing accounting standards issued by the Financial Accounting Standards Board (“FASB”). The Company assesses the realizability of goodwill and other indefinite lived intangibles for impairment annually on December 31 or more frequently if events or changes in circumstances indicate the assets may be impaired. The impairment evaluation includes a comparison of the carrying value of the reporting unit (including goodwill) to the reporting unit’s fair value based on estimated cash flows. If the reporting unit’s estimated fair value exceeds the reporting unit’s carrying value, no impairment of goodwill and other indefinite lived intangibles exists. If the excess of the fair value of the reporting unit over the fair value of the identifiable assets and liabilities is less than the carrying value of the unit’s goodwill and other indefinite lived intangibles, an impairment charge is recorded for the difference. Estimates of future cash flows require assumptions related to revenue and operating income growth, asset-related expenditures, working capital levels and other factors. Different assumptions from those made in the Company’s analysis could materially affect projected cash flows and the Company’s evaluation of goodwill for impairment. Should the fair value of the Company’s goodwill or other indefinite lived intangible assets decline because of reduced operating performance, market declines, or other indicators of impairment, or as a result of changes in the discount rate, charges for impairment may be necessary. The Company determined that goodwill and other indefinite lived intangibles were not impaired at December 31, 2015.

Magellan Biosciences, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

Year ended December 31, 2015

(in thousands, except share and per share data)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Warranty Obligations

The Company provides for the estimated cost of product warranties, primarily from historical information, in cost of sales at the time product revenue is recognized. While the Company engages in extensive product quality programs and processes, including actively monitoring and evaluating the quality of its component supplies, the Company’s warranty obligation is affected by product failure rates, utilization levels, material usage, service delivery costs incurred in correcting a product failure and supplier warranties on parts delivered to the Company. Should actual product failure rates, utilization levels, material usage, service delivery costs or supplier warranties on parts differ from the Company’s estimates, revisions to the estimated warranty liability would be required.

The liability for warranties is included in accrued expenses in the accompanying consolidated balance sheet. The warranty obligations for the year ended December 31, 2015 are $10.

Income Taxes

The Company uses the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. A valuation allowance is established to reduce net deferred tax assets to the amount expected to be realized.

In accordance with prevailing accounting standards, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more-likely-than-not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that the greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

Magellan Biosciences, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

Year ended December 31, 2015

(in thousands, except share and per share data)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Fair Value of Financial Instruments

The Company follows prevailing accounting standards regarding fair value measurements and disclosures that, among other things, defines fair value, requires enhanced disclosures about assets and liabilities carried at fair value and establishes a hierarchal disclosure framework based upon the quality of inputs used to measure fair value (see NOTE 8).

The carrying amount of financial instruments pertaining to cash and cash equivalents, accounts receivable, accounts payable and other current assets and liabilities approximates fair value due to the short-term maturity of these instruments.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Magellan Biosciences, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

Year ended December 31, 2015

(in thousands, except share and per share data)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Recently Issued Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2016-02, Leases (Topic 842), which will supersede current guidance related to accounting for leases. The standard’s core principle is to increase transparency and comparability among organizations by recognizing lease assets and liabilities on the balance sheet and disclosing key information. The standard will be effective for annual periods beginning after December 15, 2019 with early adoption permitted. The Company is in the process of evaluating this ASU.

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes. ASU 2015-17 requires that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. ASU 2015-17 is effective for financial statements issued for annual periods beginning after December 15, 2016 although early adoption is permitted. The Company does not expect this ASU to have a material impact on its consolidated financial statements.

In July 2015, the FASB issued ASU 2015-11, Inventory. ASU 2015-11 simplifies the measurement of inventory by requiring inventory to be measured at the lower of cost and net realizable value. ASU 2015-11 is effective for financial statements issued for annual periods beginning after December 15, 2016. The Company does not expect this ASU to have a material impact on its consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers: (Topic 606). This ASU replaces nearly all existing U.S. GAAP guidance on revenue recognition. The standard prescribes a five-step model for recognizing revenue, the application of which will require significant judgment. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers: (Topic 606): Deferral of Effective Date. This standard delays the effective date by one year to fiscal years beginning after December 15, 2018, and for interim periods within those fiscal years. The Company is in the process of assessing the impact the adoption of this ASU will have on the consolidated financial statements.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 2005-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). The new requirements of this update are effective for annual periods ending after December 15, 2016. Early application is permitted. The Company is in the process of evaluating this ASU.

Magellan Biosciences, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

Year ended December 31, 2015

(in thousands, except share and per share data)

NOTE 2 – INVENTORIES

The components of inventories at December 31, 2015 are as follows:

2015
Raw materials	$470
Work in process	304
Finished goods	518

1,292
Less: Reserve for obsolescence	(16)

Total inventories	$1,276

NOTE 3 – PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consisted of the following at December 31, 2015:

	Useful Lives (in years)	2015
Furniture, fixtures and office equipment	3 - 5	$634
Laboratory equipment and machinery	3 - 10	2,757
Leasehold Improvements	Lease term or useful life	1,160

		4,551
Less accumulated depreciation and amortization		(2,650)

Property, plant and equipment, net		$1,901

NOTE 4 – INTANGIBLE ASSETS

Intangible assets at December 31, 2015 other than goodwill, are as follows:

	2015
	Gross	Accumulated Amortization	Net
Definite lives:
Patents and intellectual property rights	$500	$500	$—

Amortization expense was $45 for the year ended December 31, 2015.

Magellan Biosciences, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

Year ended December 31, 2015

(in thousands, except share and per share data)

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company leases a building under an operating lease agreement expiring December 2017. The Company is obligated to pay costs of insurance, taxes, repairs and maintenance pursuant to the terms of the lease. The accompanying 2015 consolidated statement of income and comprehensive income include rent expense from such operating lease of $182.

In connection with the building operating lease, the Company received an allowance of approximately $400 for leasehold improvements. Such amount was received in 2012 and 2013 and is amortized to rent expense over the life of the lease. The unamortized amount at December 31, 2015 was $148.

At December 31, 2015, the Company had the following future minimum commitments for payment of rentals under operating leases which at inception had a non-cancellable term of more than one year:

Year Ending December 31
2016	$231
2017	240

On September 30, 2011 the Board of Directors of Magellan approved a Sale Participation Program (“SPP”). The SPP provides for the granting of 100,000 Participation Units (“units”) to certain management employees upon approval by the Board of Directors. As of December 31, 2015, 5,572 units were granted and unissued. Upon the consummation of a transaction involving the sale or disposition of the Company, the unitholders will receive 4% of the net consideration paid to the Company on account of the transaction based on the achievement of certain defined thresholds in the SPP agreement.

Unitholders will receive 8% of the net consideration paid to the Company on account of the transaction on amounts that exceed the defined threshold in the SPP agreement. Units vest 25% after year one and 2.083% per month thereafter. As at December 2015, total participation in the SPP is 89% vested. Since payment to participants is contingent upon the sale of the Company, there has been no liability recorded related to units issued under the SPP for the year ended December 31, 2015. See NOTE 11-SUBSEQUENT EVENTS regarding sale of Company on March 24, 2016.

The Company, from time to time, may be involved in litigation that is incidental to its business. Currently, management does not believe there are any matters outstanding that would have a material adverse effect on the Company’s financial position or results of operations.

Magellan Biosciences, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

Year ended December 31, 2015

(in thousands, except share and per share data)

NOTE 6 – INCOME TAXES

The provision for income taxes consisted of the following for the year ended December 31, 2015:

2015
Current provision:
Federal	$37
State	22

59
Deferred provision	866

Total provision for income taxes	$925

Significant components of the Company’s deferred tax assets and liabilities at December 31, 2015 are as follows:

2015
Deferred tax assets:
Net operating loss carryforwards	$995
Accrued bonus and other compensation	85
Inventories	6
Tax credits	435
Lease incentive	81
Accrued expenses and other	15
Intangibles	88

Total deferred tax assets	1,705
Deferred tax liabilities:
Property, plant and equipment	(335)

Total deferred tax liabilities	(335)

Total net deferred tax asset	$1,370

As of year-end December 31, 2015, the Company has federal net operating loss and credit carryforwards of $2,900 and $435, respectively, expiring at various dates through 2034. In the event of a change in ownership as defined in Section 382 of the Internal Revenue Code, these carryforwards can be limited. As a result of an ownership change in the Company’s former subsidiary, TekCel LLC, in 2002 and subsequent ownership changes in Magellan, approximately $800 of net operating loss carryforwards are subject to an annual limitation of approximately $123.

Magellan Biosciences, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

Year ended December 31, 2015

(in thousands, except share and per share data)

NOTE 6 – INCOME TAXES – CONTINUED

Any additional ownership changes of the Company, as defined in Section 382, could further limit the amount of net operating loss carryforwards and credits that can be utilized annually to offset future taxable income.

As required by the prevailing accounting guidance, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. At the adoption date, the Company applied this guidance to all tax positions for which the statute of limitations remained open. The amount of unrecognized tax benefits as of December 31, 2015 was $894.

The Company is subject to income taxes in the U.S. federal jurisdiction, and various state jurisdictions. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply. With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for the years before 2012.

A reconciliation of the statutory federal income tax rate to the effective tax rate is as follows:

Income tax provision at statutory rate	34.0%
State income taxes, net of federal income tax benefit	1.1%
Permanent adjustments	(1.1%)
Other	(1.9%)

Effective income tax rate	32.1%

The Company has not been informed of any material assessments in any jurisdictions for which an accrual has not already been provided, and the Company would vigorously contest any such material assessment. Management believes that any potential adjustment would not materially affect the Company’s financial condition or results of operations.

The Company recognizes interest and penalties accrued related to unrecognized tax benefits in the income tax provision for all periods presented. During the year ended December 31, 2015 the Company recognized approximately $2 in interest and penalties. The Company had accrued approximately $15 for the payment of interest and penalties at December 31, 2015.

Magellan Biosciences, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

Year ended December 31, 2015

(in thousands, except share and per share data)

Note 7 – STOCKHOLDERS’ EQUITY

Series A Convertible Preferred Stock

The Company is authorized to issue 72,563,840 shares of preferred stock with 68,761,691 shares designated as Series A Convertible Preferred Stock and 3,802,149 shares designated as Series A-1 Junior Convertible Preferred Stock (see below).

The Series A Convertible Preferred Stock has the following rights and privileges:

Dividend Rights

The holders of Series A Convertible Preferred Stock shall be entitled to receive cumulative dividends, compounded quarterly from date of issuance at an annual rate of 8.0%. Such dividends shall accumulate, whether or not earned or declared. Such dividends shall be fully paid before any dividend or distribution shall be paid to any junior stock, including the Series A-1 Junior Convertible Preferred Stock and the common stock. At December 31, 2015 the accumulated but unpaid dividends were $6,388.

Liquidation Preference

Upon the liquidation of the Company, the holders of Series A Convertible Preferred Stock shall be entitled to be paid pro rata from the assets of the Company available for distribution to stockholders, before any payment to the holders of any junior stock, including the Series A-1 Junior Convertible Preferred Stock and the common stock, at an amount per share equal to one and one-half times the original issue price, as adjusted, plus any accrued but unpaid dividends (together called the “Series A Liquidation Preference”). At December 31, 2015 the Series A Liquidation Preference totaled $72,105.

Participation Rights

Upon any liquidation event, after all Series A Liquidation Preference payments have been made and after preferential payments are made to the holders of the Series A-1 Junior Convertible Preferred Stock, all remaining assets of the Company shall be distributed to the holders of Series A Convertible Preferred Stock and common stock in proportion to the number of shares held by such holders, treating the shares of Series A Convertible Preferred Stock for this purpose as the number of common shares into which such shares are then convertible. In the event aggregate proceeds to the Series A Convertible Preferred Stock is greater than four times its original issue price plus accrued and unpaid dividends on such shares, the holder is entitled to receive the greater of all liquidation preferences and dividends described above or an amount that would have been payable if the Series A Convertible Preferred Stock had been converted to common stock immediately before such liquidation event.

Conversion Rights

Any holder of the Series A Convertible Preferred Stock shall have the right at any time, at such holder’s option, to convert any such share or shares into common stock. The conversion price is initially set at $.77 per share and is subject to adjustment if the Company shall issue any shares of common stock or common stock equivalents that would dilute the value of the Series A Convertible Preferred Stock. The

Magellan Biosciences, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

Year ended December 31, 2015

(in thousands, except share and per share data)

Note 7 – STOCKHOLDERS’ EQUITY – CONTINUED

shares are convertible automatically upon a qualified public offering or upon a written affirmation election of 66-2/3% of the shares of the Series A Convertible Preferred Stock.

Redemption

Upon the written election of 66-2/3% of the holders of Series A Convertible Preferred Stock in December 2010, 2011 and 2012, the shares were redeemable up to 33.3%, 50.0% and 100% of the outstanding shares, respectively. Such redemption shall be at the original issue price per share plus accrued and unpaid dividends. No shares were redeemed through 2015.

Voting Rights

The holders of Series A Convertible Preferred Stock shall vote together with the holders of Series A-1 Junior Convertible Preferred Stock and common stock as a single class and shall have the number of votes to which such holder would be entitled to if such shares were converted to common stock.

Series A-1 Junior Convertible Preferred Stock

The Series A-1 Junior Convertible Preferred Stock does not accrue dividends, is not convertible, has a liquidation preference junior to the Series A Convertible Preferred Stock, has the same voting rights as all other shares and may be redeemed at $.77 per share only after the Series A Convertible Preferred Stock is fully redeemed and upon a majority vote of the holders of the Series A-1 Junior Convertible Preferred Stock.

Warrants

In conjunction with a previously issued Senior Subordinated Promissory Note and Warrant Purchase Agreement, the Company issued 3,200,000 of detachable, 10 year warrants to purchase Series A Convertible Redeemable Preferred Stock to certain owners of its existing Series A Convertible Stock. The Company allocated $2,144 of the proceeds obtained from the promissory note agreement to the warrants based on their fair value at the time of issuance. In accordance with prevailing accounting standards, the warrants are considered liabilities and the fair market value of the warrants is required to be updated at the end of each reporting period. The primary input into this valuation at December 31, 2015 was the net price per share received by each warrant holder in connection with the sale of the Company on March 24, 2016 (see NOTE 11). As the Company’s price per warrant increases, the value of the warrants will increase and as the price per warrant decreases, the value of the warrants decreases. The change in the value of the warrants will be recorded in other income as “Warrant fair value adjustment.” This non-cash charge has the potential to cause volatility in reported results in future periods. At December 31, 2015 the fair market value of the warrant liability was $401 and is recorded as “Warrants” on the consolidated balance sheet. The fair market value adjustment of $111 recorded at December 31, 2015 is recorded as “Warrant fair value adjustment” on the consolidated statement of income and comprehensive income.

Stock Option Plan

The Company has an Incentive Stock Option Plan (the “Plan”), which provides for the granting of incentive stock options to key employees and officers and non-qualified options to directors, employees and others. The options provide for the purchase of common stock at the fair market value as

Magellan Biosciences, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

Year ended December 31, 2015

(in thousands, except share and per share data)

Note 7 – STOCKHOLDERS’ EQUITY – CONTINUED

determined by the Board of Directors at the time of the grant. Options become vested and exercisable in increments, with 25% vested after one year and 2% vesting each month thereafter for the next three years. Options expire ten years from the date of the grant.

The Company accounts for stock-based compensation in accordance with prevailing accounting standards. The fair value of each option grant is estimated using the option allocation method. The fair value is then amortized on a straight-line basis over the requisite service period of the awards, which is generally the vesting period. Use of a valuation model requires management to make certain assumptions with respect to selected model inputs. Expected volatility is calculated based on historical volatility of an index fund with participants that are similar to Magellan. The average expected life is estimated using the simplified method for “plain vanilla” options. The risk-free interest rate is based on U.S. Treasury zero-coupon issues with a remaining term which approximates the expected life assumed at the date of grant. The compensation expense recognized is net of estimated forfeitures. Forfeitures are estimated based on an analysis of actual option forfeitures.

There were no options granted in 2015. The Company recognized no compensation expense for options for 2015. As of December 31, 2015, there was no remaining unrecognized compensation expense.

Stock option activity under the Plan during the years ended December 31, 2015 was as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Life	Aggregate Intrinsic Value (in thousands)
Outstanding – December 31, 2014	530,250	.20		$57
Granted	—	—
Exercised	—	—
Cancelled	15,000	—

Outstanding – December 31, 2015	515,250	$.20	1.75	$0

Exercisable – December 31, 2015	515,250	$.20	1.75	$0

The number of shares reserved for future grants under the Plan at December 31, 2015 was 10,238,476.

Magellan Biosciences, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

Year ended December 31, 2015

(in thousands, except share and per share data)

NOTE 8 – FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the prevailing accounting standards regarding fair value, a hierarchy is established which requires an entity to maximize the use of observable inputs to minimize the use of unobservable inputs when measuring fair value. The hierarchy defines three levels of inputs that may be used to measure fair value:

•	Level 1 – Quoted prices for identical instruments in active markets that the reporting entity has the ability to access at the measurement date.

•	Level 2 – Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model derived valuations whose inputs are observable or whose significant value drivers are observable.

•	Level 3 – Instrument whose significant value drivers are unobservable that reflect the entity’s own assumptions about the assumptions market participants would use in the pricing of the asset or liability and are consequently not based on market activity but rather through particular valuation techniques.

The Company uses the market approach technique to value it financial instruments. Historically the Company used the option allocation method to calculate the fair value of its warrant liability, and therefore was defined as a Level 2 fair value measurement. At December 31, 2015, the Company used the net consideration received by each warrant holder in connection with sale of the Company on March 24, 2016 (see NOTE 11) to calculate the fair market value of its warrant liability, and therefore is defined as a Level 1 fair value measurement.

The following table sets forth our financial assets and liabilities that were measured at fair value on a recurring basis as of December 31, 2015.

	2015
Description	Total	Level 1	Level 2	Level 3
Liabilities:
Warrant liability	$401	$401	$—	$—

Magellan Biosciences, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

Year ended December 31, 2015

(in thousands, except share and per share data)

NOTE 9 – RELATED PARTY TRANSACTION

Magellan and Dynex Technologies, Inc. (“Dynex”), a former subsidiary, entered into a Shared Services Agreement whereby Magellan will share certain services and personnel costs with Dynex related to finance, human resources and information technology. Costs incurred under this agreement will generally be billed by Magellan to Dynex at 49% of the total cost with the remainder allocated to Magellan unless such costs are directly attributable to either Company. The Shared Services Agreement will be in effect until either party provides a written notice of termination to the other party.

During 2015, Magellan billed corporate expenses to Dynex totaling $328. Such amount is included in “Selling, general and administrative” expenses in the statement of income and comprehensive income for the year ended December 31, 2015. Amounts due from Dynex totaled $136 at December 31, 2015.

NOTE 10 – EMPLOYEE BENEFIT PLANS

The Company sponsors defined contribution retirement plans for all employees in the United States pursuant to Section 401(k) of the Internal Revenue Code. The Company provides a 50% matching contribution on the first 6% of the employee’s contributions. The accompanying consolidated statement of income and comprehensive income include Company contributions to the plans totaling $122 for 2015.

NOTE 11 – SUBSEQUENT EVENTS

The Company has evaluated its financial statements for subsequent events through June 6, 2016, the date the financial statements were available to be issued. The Company is not aware of any other subsequent events which would require recognition or disclosure in the financial statements other than those described below.

Effective March 24, 2016 the Company was acquired by Meridian Bioscience, Inc. (the “Transaction”) for total consideration of approximately $67,800. An amount of the acquisition consideration totaling $2,198 remains payable to the sellers, pending the realization of tax benefits for certain net operating loss carryforwards in future tax returns. The financial statements of the Company at December 31, 2015 do not reflect the impact of the sale of Magellan to Meridian Bioscience, Inc. on March 24, 2016.